EXHIBIT 4.8

FORM OF
AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

            THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of December 1, 2003, is entered into by and between CAMDEN PROPERTY TRUST, a Texas real estate investment trust (the “Company”), and Belcrest Realty Corporation, a Delaware corporation (“Belcrest”) and Belair Real Estate Corporation, a Delaware corporation (“Belair”).

W  I  T  N  E  S  S  E  T  H:

            WHEREAS, on the date hereof the parties are amending that certain Third Amended and Restated Agreement of Limited Partnership of Camden Operating, L.P., dated as of April 15, 1997, as amended (the “Partnership Agreement”) pursuant to that certain Amendment to Third Amended and Restated Agreement of Limited Partnership of Camden Operating, L.P. by and between CPT-GP, Inc., a Delaware corporation, as the general partner of Camden Operating, L.P., a Delaware limited partnership (the “Partnership”), Belcrest, Belair and Belmar Realty Corporation, a Delaware corporation, to amend the terms of the Series B Preferred Units (as defined in the Partnership Agreement), to provide, among other things, that from and after the date hereof, the Series B Priority Return (as defined in the Partnership Agreement) that accrues on such Series B Preferred Units shall accrue at the rate per annum of 7.0%; any terms capitalized herein but not defined herein having the definitions therefor set forth in the Partnership Agreement;

            WHEREAS, the parties hereto desire to amend that certain Registration Rights Agreement, dated as of February 23, 1999 (the “Registration Rights Agreement”), as set forth herein;

            NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Registration Rights Agreement as follows:

1. Registration Rights Agreement. The Registration Rights Agreement is hereby amended as follows:

(a) The first and third paragraphs of the Recitals are hereby amended by deleting the term “8.5%” from each of them and inserting the term “7.0%” in lieu thereof.

(b) Section 2(a) is hereby amended by deleting the phrase “the date which is the tenth (10th) anniversary of the Closing Date” from the first sentence therein and inserting the phrase “January 1, 2013” in lieu thereof.

(c) Any reference to “Preferred Shares” contained in the Registration Rights Agreement shall refer to the Company’s 7.0% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest.

2. The parties agree to cooperate with either other in effectuating the transactions described herein and agree to execute such further documents and instruments as may reasonably be required to effectuate the transactions described herein.

3. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

4. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CAMDEN PROPERTY TRUST

By:	__________________________ Name: Title:

BELCREST REALTY CORPORATION

By:	__________________________ Name: Title:

BELAIR REAL ESTATE CORPORATION

By:	__________________________ Name: Title:

BELMAR REALTY CORPORATION

By:	__________________________ Name: Title:

Exhibit 4.10

FORM
OF
AMENDMENT TO STATEMENT OF DESIGNATION
OF
SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES
OF
BENEFICIAL INTEREST
OF
CAMDEN PROPERTY TRUST

ARTICLE ONE

        CAMDEN PROPERTY TRUST (the “Company”), pursuant to the provisions of Section 3.30 of the Texas Real Estate Investment Trust Act (the “TREITA”), hereby files this Amendment to Statement of Designation of Series B Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest of the Company (the “Amendment to Statement”) prior to the issuance of any shares of Series B Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest, such series of unissued shares having been established by a resolution duly adopted by all necessary action on the part of the Company and the Board of Trust Managers, as provided for in the Amended and Restated Declaration of Trust (the “Declaration of Trust”). The original Statement of Designation of Series B Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest of the Company (the “Original Statement of Designation”), effective February 23, 1999, was filed February 24, 1999.

ARTICLE TWO

        Pursuant to the authority conferred upon the Board of Trust Managers by the Declaration of Trust and Section 3.30 of the TREITA, the Board of Trust Managers, pursuant to Section 10.20 of the TREITA, adopted a resolution amending the terms of the Series B Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest of the Company as set forth in the true and correct copy of the resolution attached hereto as Exhibit A (the “Amending Resolution”).

ARTICLE THREE

        From and after the effective date hereof, all references to “8.5% Series B Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest of the Company” contained in the Original Statement of Designation are hereby replaced with and are deemed to be references to “7.0% Series B Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest of the Company.”

ARTICLE FOUR

        The Amending Resolution was adopted effective as of December 1, 2003.

ARTICLE FIVE

        The Amending Resolution was duly adopted by all necessary action on the part of the Company.

        IN WITNESS WHEREOF, the undersigned officer has executed this Amendment of Statement effective as of December 1, 2003.

CAMDEN PROPERTY TRUST

By:	__________________________ Name: Title:

__________________________________ Notary Public, State of Texas

__________________________________ Printed Name of Notary My Commission Expires: __________________________________

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EXHIBIT A

AMENDING RESOLUTION
BOARD OF TRUST MANAGERS
CAMDEN PROPERTY TRUST
DECEMBER 1, 2003

Amendment of the Terms of the Series B Cumulative Convertible Preferred Shares of
Beneficial Interest (the “Series B Preferred Shares”)

        WHEREAS, the Board of Trust Managers of Camden Property Trust (the “Company”) has deemed it to be in the best interest of the Company and its shareholders for the Company to amend the terms of the Series B Preferred Shares, as designated by that certain Statement of Designation of Series B Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest of the Company, effective as of February 23, 1999, as filed with the County Clerk of Harris County, Texas, on February 24, 1999, (the “Original Statement of Designation”, any terms capitalized herein but not defined herein having the definitions therefor set forth in the Original Statement of Designation), pursuant to the authority granted to the Board of Trust Managers in the Amended and Restated Declaration of Trust (the “Declaration of Trust”) of the Company:

        NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority vested in the Board of Trust Managers by the Declaration of Trust, the Original Statement of Designation is hereby amended as follows:

         1.     Section 1 is hereby amended by deleting the term “8.5%” from the first sentence therein and inserting the term “7.0%” in lieu thereof.

         2.     Section 3 is hereby amended by deleting the term “8.50%” from the first sentence therein and inserting the term “7.00%” in lieu thereof.

         3.     Section 5(a) is hereby amended by deleting the date “February 23, 2004” from the first sentence therein and replacing it with “December 2, 2008.”

         4.     Section 6(c) is hereby amended by inserting the following phrase into the first proviso of subclause (iii) thereof after the phrase “all of the Company’s assets as an entirety,”:

                 “such merger, consolidation, sale or lease does not result in a Change of Control of the Company and”

         5.     Section 6(c) is hereby further amended by deleting the word “or” at the end of subclause (ii) in the first sentence thereof, and inserting the following at the end thereof:

“, (iv) consummate any transaction or series of transactions which would result in a Change of Control of the Company, (v) consummate any transaction or series of transactions which would result in the common shares of the Company or any successor entity of the Company ceasing to be listed on at least one of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market (or, in each case, a successor thereto), or (vi) elect not to qualify for taxation as a real estate investment trust under Section 856 et seq. of the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. For the purposes of this Section 6, “Change of Control” shall mean: (i) any sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate (as that term is defined in the Third Amended and Restated Agreement of Limited Partnership of Camden Operating, L.P., dated as of April 15, 1997, as amended) of the Company; or (ii) any consolidation, amalgamation, merger, business combination, share exchange, reorganization or similar transaction involving the Company pursuant to which the stockholders of the Company immediately prior to the consummation of such transaction will own less than a majority of the equity interest in the entity surviving such transaction. If the requisite holders of the Series B Preferred Shares fail to approve any of the Company actions specified in clauses (iv), (v) or (iv) of the first sentence of this Section 6(c) (each a “Mandatory Redemption Event”) and the Company still effectuates such action, then the sole remedy of the holders of Series B Preferred Shares shall be that the Company shall immediately redeem all of the Series B Preferred Shares outstanding at a redemption price, payable in cash, equal to $25 per Series B Preferred Share plus accumulated and unpaid distributions, whether or not declared, to the date of such redemption to the extent not previously distributed; provided, however, that notwithstanding any provision hereof to the contrary, the actions specified in clause (iv) of the first sentence of this Section 6(c) shall not constitute a Mandatory Redemption Event if, on or prior to the date of consummation of such transaction or transactions, a “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) promulgated under the Securities Act of 1933, as amended) shall have affirmed the rating accorded the securities of the Company immediately prior to the public announcement of such transaction or transactions, or shall have upgraded such rating (or, if the Company is not the surviving entity in such transaction or transactions, affirmed that the rating of the securities of the successor to the Company shall be at least equal to the rating accorded the securities of the Company immediately prior to the public announcement of such transaction or transactions). The date of such redemption shall be the date of the Mandatory Redemption Event.”

Ratification and Authorization

        RESOLVED, that any and all acts and deeds of any officer or Trust Manager of the company taken prior to the date hereof on behalf of the Company with regard to the foregoing resolutions are hereby approved, ratified and confirmed in all respects as and for the acts and deeds of the Company.

        FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, severally and without the necessity for joinder of any other person, authorized, empowered and directed to execute and deliver any and all such further documents and instruments and to do and

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perform any and all such further acts and deeds that may be necessary or advisable to effectuate and carry out the purposes and intents of the foregoing resolutions, including, but not limited to, the filing of an amended statement with the County Clerk of Harris County, Texas, setting forth the amendments to the terms of the Series B Preferred Shares pursuant to Section 3.30 of TREITA, all such actions to be performed in such manner, and all such documents and instruments to be executed and delivered in such form, as the officer performing or executing the same shall approve, the performance or execution thereof by such officer to be conclusive evidence of the approval thereof by such officer and by the Board of Trust Managers.

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